UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549


       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 2008

                        REGISTRATION NO. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          INTERPLAY ENTERTAINMENT CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               DELAWARE 33-0102707
           (STATE OF INCORPORATION) (IRS EMPLOYER IDENTIFICATION NO.)

                              100 N. CRESCENT DRIVE
                         BEVERLY HILLS, CALIFORNIA 90210
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

           WARRANTS ISSUED PURSUANT TO WRITTEN COMPENSATION CONTRACTS
                            (FULL TITLE OF THE PLAN)

                       HERVE CAEN, CHIEF EXECUTIVE OFFICER
                          INTERPLAY ENTERTAINMENT CORP.
                              100 N. CRESCENT DRIVE
                         BEVERLY HILLS, CALIFORNIA 90210
                                 (310) 432-1955
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:

                             P. RUPERT RUSSELL, ESQ.
                               SHARTSIS FRIESE LLP
                         ONE MARITIME PLAZA, 18TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

   Large accelerated filer |_|                    Accelerated filer |_|
   Non-accelerated filer |X|                      Smaller reporting company |_|
   (Do not check if a smaller reporting company)

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
                                                          Proposed         Proposed
          Title of                                        Maximum          Maximum          Amount of
      Securities To Be             Amount to be        Offering Price      Aggregate       Registration
         Registered                 Registered           Per Share      Offering Price         Fee

Common Stock, $0.0001 par       6,370,000 shares (1)      $.12 (2)       $764,400 (2)        $39.30
value, issuable pursuant to
warrants granted by the
registrant to employees.
-------------------------------------------------------------------------------------------------------

(1) Represents shares that may be issued pursuant to warrants issued to Herve Caen, Eric Caen and Michel Welter. In addition, pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act") this registration statement also covers an indeterminate number of additional shares which may be issuable pursuant to the provisions of the warrants relating to adjustments for stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate officering price have been determined on the basis of the average of the high and low price reported on the OTC BB for the Common Stock on April 25, 2008.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference:

         (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 2007, as amended; and

         (b) The description of the registrant's Common Stock that is contained in the registrant's Registration Statement on Form 8-A filed under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The registrant's Bylaws provide that the registrant will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"). The registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and permits the registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

         In addition, the registrant's Certificate of Incorporation provides that, pursuant to the DGCL, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty to the registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the DGCL. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         The registrant has entered into separate indemnification agreements with its directors and officers. These agreements require the registrant, among other things, to indemnify them against liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the registrant), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

ITEM 8.  EXHIBITS.

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

Number   Description

4.1      Form of Warrant Agreement.

5.1      Opinion of Shartsis Friese LLP, Counsel to the registrant.

23.1     Consent  of  Shartsis  Friese LLP  (included  in the  Opinion  filed as
         Exhibit 5.1).

23.2     Consent of Jeffrey S. Gilbert, CPA.

24.1 Power of Attorney (included on signature page to this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1)      To file,  during any period in which  offers or sales

are being made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus   required  by
Section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To  reflect in the  prospectus  any facts or
events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include  any  material  information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)      To   remove   from   registration   by   means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on the 2nd day of May, 2008.

                                         INTERPLAY ENTERTAINMENT CORP.

                                By:      /S/ HERVE CAEN
                                         -----------------------------------
                                         Chief Executive Officer and Interim
                                         Chief Financial Officer
                                         (Principal Executive and Financial
                                         and Accounting Officer)

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Interplay Entertainment Corp., do hereby constitute and appoint Herve Caen our true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                   Title                                  Date

/s/ Herve Caen              Chief Executive Officer and            May 2, 2008
----------------------      Interim Chief Financial Officer
Herve Caen                  and Director (Principal Executive
                            and Financial and Accounting
                            Officer)

/s/ Eric Caen               Director                               May 2, 2008
----------------------
Eric Caen


/s/ Michel Welter           Director                               May 2, 2008
----------------------
Michel Welter

                                  EXHIBIT INDEX

4.1      Form of Warrant Agreement.

5.1      Opinion of Shartsis Friese LLP, Counsel to the registrant.

23.1     Consent  of  Shartsis  Friese LLP  (included  in the  Opinion  filed as
         Exhibit 5.1).

23.2     Consent of Jeffrey S. Gilbert, CPA.

24.1 Power of Attorney (included on signature page to this Registration Statement).